UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2013

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In an Opinion and Order signed on April 15, 2013 and released on April 17, 2013, U.S. Federal Judge Kenneth M. Karas of the Southern District of New York confirmed the March 29, 2012 American Arbitration Association arbitration award issued by retired Justice Herman Cahn which, among other things, stated that “[t]he property should revert to [Global Gold] within thirty (30) days from the date [of the arbitration award – by April 29, 2012].  Obviously, [Global Gold] may cause the appropriate governmental bodies in Armenia to register the property in [Global Gold’s] name.” All as further described in the exhibit below.

On April 22, 2013, Global Gold Corporation issued a press release, on the above decision, announcing that the U.S. Federal Court ruled in favor of Global Gold against Caldera Resources, confirming the American Arbitration Association award on the Marjan property in Armenia.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	US Federal Court Decision on April 15, 2013 in Favor of Global Gold Corporation against Caldera Resources Regarding Marjan Property.

99.1
Press release of Global Gold Corporation announcing the U.S. Federal Court Rules in Favor of Global Gold Against Caldera Resources, Confirming International Arbital Award on Marjan Gold Mine in Armenia.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2013	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer